Exhibit 99.1

GUESS?, INC. REPORTS FIRST QUARTER RESULTS

Q1 Fiscal 2015 Net Loss Per Share of $0.03, Compared to Adjusted EPS of $0.14 in Q1 Fiscal 2014

Q1 Fiscal 2015 Revenues Decreased 5% to $523 Million; Decreased 6% in Constant Currency

Provides Q2 Fiscal 2015 EPS Guidance in the Range of $0.25 to $0.30

Maintains Full Year EPS Guidance in the Range of $1.40 to $1.60

LOS ANGELES, May 29, 2014 - Guess?, Inc. (NYSE: GES) today reported financial results for its first quarter ended May 3, 2014.

First Quarter Fiscal 2015 Highlights

•	North American Retail revenues decreased 4%; retail comp sales including e-commerce decreased 4% in U.S. dollars and 2% in constant currency

•	European revenues decreased 4% in U.S. dollars and 8% in local currency

•	Asian revenues decreased 1% in U.S. dollars and 4% in constant currency

•	North American Wholesale revenues decreased 10% in U.S. dollars and 8% in constant currency

•	Loss from operations of $2 million

This press release contains certain non-GAAP, or adjusted, financial measures, which exclude the impact of restructuring charges (and related taxes where applicable) recorded during the prior-year first quarter. A reconciliation of reported GAAP results to comparable non-GAAP results is provided in the accompanying tables and discussed under the heading “Presentation of Non-GAAP Information” below.

First Quarter Fiscal 2015 Results

For the first quarter of fiscal 2015, the Company recorded a net loss of $2.1 million, compared to adjusted net earnings of $11.7 million for the first quarter of fiscal 2014. Diluted loss per share was $0.03, compared to adjusted diluted earnings per share of $0.14 for the prior-year quarter, a decrease of $0.17 per share. The prior-year adjusted net earnings excluded restructuring charges of $2.3 million ($1.8 million net of taxes). On a GAAP basis, prior-year first quarter net earnings were $9.9 million and diluted earnings per share totaled $0.12, including an unfavorable $0.02 after-tax impact from the restructuring charges.

Paul Marciano, Chief Executive Officer, commented, “First quarter earnings results were slightly better than our expectations. We delivered revenues within the range of our guidance and managed our expenses tightly. We are very pleased by the strong momentum in our e-commerce business this quarter which delivered top-line growth of almost 50% in North America. E-commerce remains a key initiative for us as more and more consumer demand shifts to this channel.”

Mr. Marciano continued, “As we enter into the second quarter, we are pleased with the progress of our supply chain initiatives that are beginning to improve our product costs in North America. In addition, we are looking forward to the launch of our Fall collection in North America, which is focused on delivering a better product assortment in-store and online. In Europe, while the economic climate in Southern Europe has improved, we are concerned about the potential negative impact of the turmoil in Russia and Ukraine on our Eastern European business and are monitoring the situation carefully.”

Total net revenue for the first quarter of fiscal 2015 decreased 4.8% to $522.5 million, from $548.9 million in the prior-year quarter. In constant currency, total net revenue decreased 5.6%.

•
The Company’s retail stores and e-commerce sites in North America generated revenue of $228.3 million in the first quarter of fiscal 2015, a 4.2% decrease from $238.3 million in the same period a year ago. Comparable store sales including the results of our e-commerce sites for the first quarter of fiscal year 2015 decreased 3.8% in U.S. dollars and 2.3% in constant currency compared to the same period a year ago. The Company directly operated 491 retail stores in the United States and Canada at the end of the first quarter of fiscal 2015 versus 511 retail stores a year earlier.

•
Net revenue from the Company’s Europe segment decreased 3.8% to $159.2 million in the first quarter of fiscal 2015, from $165.4 million in the prior-year period. In local currency, net revenue decreased 8.1%.

•
Net revenue from the Company’s Asia segment decreased 1.4% to $70.1 million in the first quarter of fiscal 2015, from $71.1 million in the prior-year period. In constant currency, net revenue decreased 4.3%.

•
Net revenue from the Company’s North American Wholesale segment decreased 10.3% to $39.3 million in the first quarter of fiscal 2015, from $43.8 million in the prior-year period. In constant currency, net revenue decreased 7.7%.

•	Licensing segment net revenue decreased 15.3% to $25.6 million in the first quarter of fiscal 2015, from $30.3 million in the prior-year period.

Operating loss for the first quarter of fiscal 2015 was $2.0 million (including a $0.3 million unfavorable currency translation impact), compared to adjusted operating earnings of $13.7 million in the prior-year period, a decrease of $15.7 million. Operating margin in the first quarter decreased 290 basis points to negative 0.4%, compared to adjusted operating margin of 2.5% in the prior-year quarter. The lower operating margin primarily reflects the negative impact on the Company’s fixed cost structure from lower wholesale shipments in Europe and negative same store sales in North America. On a GAAP basis, earnings from operations decreased $13.3 million and operating margin decreased 250 basis points.

Other net expense, which primarily includes net unrealized and realized mark-to-market losses on foreign currency contracts, partially offset by net unrealized gains on non-operating assets, was $1.1 million for the first quarter of fiscal 2015, compared to other net income of $5.5 million in the prior-year quarter.

The Company’s first quarter fiscal 2015 effective tax rate decreased to 32.0%, compared to 33.0% for the first quarter of the prior year.

Outlook

The Company’s expectations for the second quarter of fiscal 2015 ending August 2, 2014, are as follows:

•	Consolidated net revenues are expected to range from $615 million to $630 million.

•	Operating margin is expected to be between 5.5% and 6.5%.

•	Diluted earnings per share are expected to be in the range of $0.25 to $0.30.

The Company updated its outlook for the fiscal year ending January 31, 2015, which is now as follows:

•	Consolidated net revenues are expected to range from $2.53 billion to $2.57 billion.

•	Operating margin is expected to be between 7.0% and 8.0%.

•	Diluted earnings per share are expected to be in the range of $1.40 to $1.60.

Dividends

The Company also announced today that its Board of Directors has approved a quarterly cash dividend of $0.225 per share on the Company’s common stock. The dividend will be payable on June 27, 2014 to shareholders of record at the close of business on June 11, 2014.

Presentation of Non-GAAP Information

The financial information presented in this release includes non-GAAP financial measures such as “adjusted” results (to exclude the impact of restructuring charges incurred during the prior-year first quarter), constant currency financial information and free cash flow measures. The non-GAAP measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

The Company has excluded restructuring charges, and related tax impact, incurred during the prior-year first quarter from its adjusted financial measures primarily because it does not believe such charges reflect the Company’s ongoing operating results or future outlook. The Company believes that these adjusted financial measures are useful as an additional means for investors to evaluate the comparability of the Company’s operating results when reviewed in conjunction with the Company’s GAAP financial statements. A reconciliation of reported GAAP results to comparable non-GAAP results is provided in the accompanying tables.

This release also includes certain constant currency financial information. Foreign currency exchange rate fluctuations affect the amount reported from translating the Company’s foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results under GAAP. The Company provides constant currency information to enhance the visibility of underlying business trends, excluding the effects of changes in foreign currency translation rates. To calculate revenues and earnings from operations on a constant currency basis, operating results for the current-year period are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year. The constant currency calculations do not adjust for the impact of revaluing specific transactions denominated in a currency that is different to the functional currency of that entity when exchange rates fluctuate. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

The Company also includes information regarding its free cash flows in this release. The Company calculates free cash flows as cash flows from operating activities less purchases of property and equipment. Free cash flows is not intended to be an alternative to cash flows from operating activities as a measure of liquidity, but rather provides additional visibility to investors regarding how much cash is generated for discretionary and non-discretionary items after deducting purchases of property and equipment. Free cash flow information presented may not be comparable to similarly titled measures reported by other companies. A reconciliation of reported GAAP cash flows from operating activities to the comparable non-GAAP free cash flow measure is provided in the accompanying tables.

Investor Conference Call

The Company will hold a conference call at 4:30 pm (ET) on May 29, 2014 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.guess.com via the “Investor Relations” link. The webcast will be archived on the website for 30 days.

About Guess?

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of May 3, 2014, the Company directly operated 491 retail stores in the United States and Canada and 350 retail stores in Europe, Asia and Latin America. The Company’s licensees and distributors operated an additional 856 retail stores outside of the United States and Canada. For more information about the Company, please visit www.guess.com.

Forward Looking Statements

Except for historical information contained herein, certain matters discussed in this press release or the related conference call and webcast, including statements concerning the Company’s expectations, future prospects and strategic initiatives, as well as guidance for the second quarter and full year of fiscal 2015, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are frequently indicated by terms such as “expect,” “will,” “goal,” “strategy,” “believe,” “continue,” “outlook,” “plan” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ materially from current expectations include, among others: our ability to maintain our brand image and reputation; domestic and international economic conditions, including economic and other events that could negatively impact consumer confidence and discretionary consumer spending; changes in the competitive marketplace and in our commercial relationships; our ability to anticipate and respond to consumer preferences and trends; our ability to manage our inventory commensurate with customer demand; our ability to effectively operate our various retail concepts, including securing, renewing, modifying or terminating leases for store locations; our ability to successfully implement our growth strategies and to continue to expand or grow our business; our ability to successfully implement plans for cost savings; unexpected obligations arising from new or existing litigation, tax and other regulatory proceedings; adjustments identified from subsequent events arising after issuance of this release; risks associated with our foreign operations, such as violations of laws prohibiting improper payments and the burdens of complying with a variety of foreign laws and regulations; risks associated with the acts or omissions of our third party vendors, including a failure to comply with our vendor code of conduct or other policies; risks associated with cyber attacks and other cyber security risks; and changes in economic, political, social and other conditions affecting our foreign operations and sourcing, including currency fluctuations, global tax rates and economic and market conditions in Eastern Europe, Southern Europe and China. In addition to these factors, the economic, technological, managerial, and other risks identified in the Company’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Guess?, Inc.
Investor Relations
(213) 765-5578

Source:	Guess?, Inc.

Guess?, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(amounts in thousands, except per share data)

	Three Months Ended
	May 3, 2014		May 4, 2013
	$	%	$	%

Product sales	$496,928	95.1%	$518,664	94.5%
Net royalties	25,613	4.9%	30,250	5.5%
Net revenue	522,541	100.0%	548,914	100.0%

Cost of product sales	346,310	66.3%	351,488	64.0%

Gross profit	176,231	33.7%	197,426	36.0%

Selling, general and administrative expenses	178,208	34.1%	183,764	33.5%
Restructuring charges	—	—%	2,337	0.4%

Earnings (loss) from operations	(1,977)	(0.4%)	11,325	2.1%

Other income (expense):
Interest expense	(525)	(0.1%)	(549)	(0.1%)
Interest income	405	0.1%	334	0.0%
Other, net	(1,119)	(0.2%)	5,457	1.0%

Earnings (loss) before income taxes	(3,216)	(0.6%)	16,567	3.0%

Income tax expense (benefit)	(1,029)	(0.2%)	5,467	1.0%

Net earnings (loss)	(2,187)	(0.4%)	11,100	2.0%

Net earnings (loss) attributable to noncontrolling interests	(86)	(0.0%)	1,184	0.2%

Net earnings (loss) attributable to Guess?, Inc.	$(2,101)	(0.4%)	$9,916	1.8%

Net earnings (loss) per common share attributable to common stockholders:

Basic	$(0.03)		$0.12
Diluted	$(0.03)		$0.12

Weighted average common shares outstanding attributable to common stockholders:

Basic	84,499		84,582
Diluted	84,499		84,778

Adjusted earnings from operations [1]:			$13,662	2.5%

Adjusted net earnings attributable to Guess?, Inc. [1]:			$11,694	2.1%

Adjusted diluted earnings per common share attributable to common stockholders [1]:			$0.14

Notes:
1
The adjusted results reflect the exclusion of restructuring charges (and related taxes where applicable) recorded during the first quarter of fiscal 2014. No adjustments have been made to the current-year period. A complete reconciliation of actual results to adjusted results is presented in the table entitled “Reconciliation of GAAP Results to Adjusted Results.”

Guess?, Inc. and Subsidiaries
Reconciliation of GAAP Results to Adjusted Results
(amounts in thousands, except per share data)

The following table provides reconciliations of reported GAAP earnings from operations to adjusted earnings from operations and reported GAAP net earnings attributable to Guess?, Inc. to adjusted net earnings attributable to Guess?, Inc. for the three months ended May 4, 2013.

	Three Months Ended
	May 4, 2013
		% of
	$	Revenues

Reported GAAP earnings from operations	$11,325	2.1%
Restructuring charges [1]	2,337

Adjusted earnings from operations	$13,662	2.5%

Reported GAAP net earnings attributable to Guess?, Inc.	$9,916	1.8%

Restructuring charges [1]	2,337
Income tax adjustments [2]	(559)
Total adjustments affecting net earnings attributable to Guess?, Inc.	1,778

Adjusted net earnings attributable to Guess?, Inc.	$11,694	2.1%

Adjusted diluted earnings per common share attributable to common stockholders:	$0.14

Weighted average common shares outstanding attributable to common stockholders:

Basic	84,582
Diluted	84,778

Notes:
1
During the first quarter of fiscal 2014, the Company implemented plans to streamline its operational structure and reduce expenses in both Europe and North America which resulted in restructuring charges incurred during the three months ended May 4, 2013. No adjustments have been made to the current-year period.

2	The income tax effect of the restructuring charges was based on the Company’s assessment of deductibility using the statutory tax rate of the tax jurisdiction in which the charges were incurred.

Guess?, Inc. and Subsidiaries
Consolidated Segment Data
(dollars in thousands)

	Three Months Ended
	May 3,	May 4,	%
	2014	2013	chg

Net revenue:
North American Retail	$228,344	$238,311	(4%)
Europe	159,158	165,392	(4%)
Asia	70,118	71,132	(1%)
North American Wholesale	39,308	43,829	(10%)
Licensing	25,613	30,250	(15%)
	$522,541	$548,914	(5%)

Earnings (loss) from operations:
North American Retail	$(8,399)	$(4,233)	(98%)
Europe	(6,632)	(5,218)	(27%)
Asia	3,353	6,964	(52%)
North American Wholesale	7,753	8,649	(10%)
Licensing	22,721	26,204	(13%)
Corporate Overhead	(20,773)	(18,704)	11%
Restructuring Charges	—	(2,337)
	$(1,977)	$11,325	(117%)

Operating margins:
North American Retail	(3.7%)	(1.8%)
Europe	(4.2%)	(3.2%)
Asia	4.8%	9.8%
North American Wholesale	19.7%	19.7%
Licensing	88.7%	86.6%

Total Company before restructuring charges	(0.4%)	2.5%
Total Company including restructuring charges	(0.4%)	2.1%

Guess?, Inc. and Subsidiaries
Selected Condensed Consolidated Balance Sheet Data
(in thousands)

	May 3,	February 1,	May 4,
	2014	2014	2013

ASSETS

Cash and cash equivalents	$472,463	$502,945	$306,437

Short-term investments	5,075	5,123	6,911

Receivables, net	217,541	276,565	251,071

Inventories	373,423	350,899	375,793

Other current assets	89,342	80,554	117,430

Property and equipment, net	322,936	324,606	346,268

Other assets	232,971	223,739	217,558

Total Assets	$1,713,751	$1,764,431	$1,621,468

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current portion of capital lease obligations and borrowings	$1,829	$4,160	$1,931

Other current liabilities	318,021	365,865	340,865

Capital lease obligations and other long-term debt	6,912	7,580	7,559

Other long-term liabilities	207,647	211,010	212,161

Redeemable and nonredeemable noncontrolling interests	21,594	21,302	18,713

Guess?, Inc. stockholders’ equity	1,157,748	1,154,514	1,040,239

Total Liabilities and Stockholders’ Equity	$1,713,751	$1,764,431	$1,621,468

Guess?, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Data
(in thousands)

	Three Months Ended
	May 3,	May 4,
	2014	2013

Net cash provided by (used in) operating activities	$(233)	$31,737

Net cash used in investing activities	(17,106)	(10,131)

Net cash used in financing activities	(22,118)	(37,850)

Effect of exchange rates on cash	8,975	(6,340)

Net change in cash and cash equivalents	(30,482)	(22,584)

Cash and cash equivalents at the beginning of the year	502,945	329,021

Cash and cash equivalents at the end of the period	$472,463	$306,437

Supplemental information:

Depreciation and amortization	$21,396	$22,508

Rent	$71,068	$68,881

Guess?, Inc. and Subsidiaries
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
(in thousands)

	Three Months Ended
	May 3,	May 4,
	2014	2013

Net cash provided by (used in) operating activities	$(233)	$31,737

Less: Purchases of property and equipment	(17,254)	(17,272)

Free cash flow	$(17,487)	$14,465

Guess?, Inc. and Subsidiaries
Retail Store Data
International Store Count

		As of May 3, 2014		As of May 4, 2013
		Total	Directly Operated	Total	Directly Operated
Region		Stores	Stores	Stores	Stores

	United States and Canada	491	491	511	511

	Europe and the Middle East	623	264	628	248

	Asia	497	49	469	49

	Central and South America	86	37	84	31

		1,697	841	1,692	839

Guess?, Inc. and Subsidiaries
Retail Store Data
U.S. and Canada

	Three Months Ended
	May 3,	May 4,
	2014	2013

Number of stores at the beginning of the year	494	512

Store openings	1	2

Store closures	(4)	(3)

Number of stores at the end of the period	491	511

Total store square footage at the end of the period	2,320,000	2,370,000

Guess?, Inc. and Subsidiaries
Retail Store Change In Comparable Store Sales
U.S. and Canada

Three Months Ended

May 3,
2014
Change in comparable store sales:

Excluding e-commerce sales	(7.1%)

Impact of e-commerce sales	3.3%

Including e-commerce sales	(3.8%)

Three Months Ended

May 3,
2014
Change in comparable store sales (in constant currency):

Excluding e-commerce sales	(5.6%)

Impact of e-commerce sales	3.3%

Including e-commerce sales	(2.3%)